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                                                                     EXHIBIT 3.1

                           ARTICLES OF INCORPORATION

                                       OF

                               XOMA ARIZONA, INC.

                       (An Arizona Business Corporation)


                           __________________________
                                   ARTICLE I

                                     NAME

          The name of the corporation is XOMA Arizona, Inc. (the "Corporation").

                                  ARTICLE II

                                   PURPOSE

          The purpose for which this Corporation is organized is the transaction of any or all lawful business for which corporations may be incorporated under the laws of Arizona, as they may be amended from time to time.

                                  ARTICLE III

                               INITIAL BUSINESS

          The Corporation initially intends to conduct the business of biopharmaceutical research and development.

                                  ARTICLE IV

                              AUTHORIZED CAPITAL

          The Corporation shall have authority to issue one thousand (1,000) shares of Capital Stock.
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                                   ARTICLE V

                            KNOWN PLACE OF BUSINESS

          The street address of the known place of business of the Corporation is c/o CT Corporation System, 3225 North Central Avenue, Phoenix, Arizona.

                                  ARTICLE VI

                                STATUTORY AGENT

          The name and address of the statutory agent of the Corporation is CT Corporation System, 3225 North Central Avenue, Phoenix, Arizona.

                                  ARTICLE VII

                              BOARD OF DIRECTORS

        (a)  Initial Directors.  The initial board of directors shall consist
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     of 3 directors. The names and mailing addresses of the persons who are to serve as directors until the first annual meeting of stockholders or until their successors are elected and qualified are as follows:

               John L. Castello
               c/o
               XOMA Corporation
               2910 Seventh Street
               Berkeley, CA  94710

               Peter Davis
               c/o
               XOMA Corporation
               2910 Seventh Street
               Berkeley, CA  94710

               Christopher J. Margolin
               c/o
               XOMA Corporation
               2910 Seventh Street
               Berkeley, CA  94710

        (b)  Appointment; Number; Removal.  Subsequent to the initial
             ----------------------------
     appointment of the directors herein, members of the board of directors (the "Board") shall be designated by holders of a

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     majority of the votes under all outstanding shares of Common Stock. At any time and from time to time, subsequent to the initial appointment of the directors herein, the number of directors which shall constitute the whole Board may be increased pursuant to the By-laws of the Corporation. Any change in the number of directorships must be authorized by a majority of the whole Board, as constituted immediately prior to such change. Any director may be removed, either with or without cause, by the holders of the majority of votes under all outstanding shares of Common Stock.

(c)  Power and Authorization of the Board.  In furtherance and not in limitation
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     of the powers conferred by statute, the Board is expressly authorized:

        (i) To make, alter, amend or repeal the By-laws, except as otherwise expressly provided in any By-law made by the holders of the capital stock of the Corporation entitled to vote thereon. Any By-laws may be altered, amended or repealed by the holders of the capital stock of the Corporation entitled to vote thereon at any annual meeting or at any special meeting called for that purpose;

        (ii) To determine the use and disposition of any surplus and net profits of the Corporation, including the determination of the amount of working capital required, to set apart out of any of the funds of the Corporation, whether or not available for dividends, a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created; and

        (iii) To have the general management and control of all the property of the Corporation and exercise all the powers of the Corporation, except such as may be expressly by statute, by these Articles of Incorporation or by the By-laws conferred upon or reserved to the stockholders. Without limiting the generality of the foregoing powers, the Board, without consent or other action of the stockholders of the Corporation, may authorize the Corporation to purchase, acquire, hold, lease, mortgage, pledge, sell or convey such property, real and personal, as they may, from time to time, determine, and in payment for any property or for money to issue or cause to be issued, in any man-

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ner permitted by law, stock of the Corporation, or bonds, debentures, notes or other obligations thereof, secured or unsecured.

                                 ARTICLE VIII

                                 INCORPORATOR

          The name and mailing address of the sole incorporator is as follows:

               Laurence R. Herman, Esq.
               Cahill Gordon & Reindel
               80 Pine Street
               New York, New York 10005

          The power of the incorporator as such shall terminate upon the filing of these Articles of Incorporation.

                                  ARTICLE IX

                         INDEMNIFICATION OF DIRECTORS,

                              OFFICERS AND OTHERS

(a)  Limitation of Liability.  To the fullest extent permitted by the Arizona
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     Revised Statutes, as the same exists or may hereafter be amended, a director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for any action taken or any failure to take any action as a director. No repeal, amendment or modification of this article whether direct or indirect, shall eliminate or reduce its effect with respect to any act or omission of a director of the Corporation occurring prior to such appeal amendment or modification.

(b)  Indemnification.  (1) The Corporation shall indemnify any person who was or
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     is made a party or is threatened to be made a party to , or testifies in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, investigative in nature, by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director, officer, employee or agent of the Corporation, or is or was

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     serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding to the full extent permitted by law, and the Corporation may adopt By-laws or enter into agreements with any such person for the purpose of providing for such indemnification.

                                   ARTICLE X

                         RESERVATION OF RIGHT TO AMEND
                         THE ARTICLES OF INCORPORATION

          The Corporation reserves the right to amend, alter, change or repeal any provisions contained in these Articles of Incorporation in the manner now or hereafter prescribed by law, and all the provisions of these Articles of Incorporation and all rights and powers conferred in these Articles of Incorporation on stockholders, directors and officers are subject to this reserved power.

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          THE UNDERSIGNED being the sole incorporator hereinbefore named, for the purposes of forming a corporation pursuant to the Arizona Business Corporation Act, does hereby declare and certify that the facts herein stated are true and accordingly has hereunto set his hand this 10th day of November, 1998.

                                    /s/ Laurence R. Herman, Esq.
                                    ----------------------------
                                    Laurence R. Herman, Esq.
                                    Incorporator

ACCEPTANCE OF APPOINTMENT BY STATUTORY AGENT

The undersigned hereby acknowledges and accepts the appointment as statutory agent of the above-named corporation effective this 10th day of November, 1998.

                                    CT Corporation System

                                    By:  /s/ Vickie M. Prince
                                        --------------------
                                        Vickie M. Prince

                                        Title: Assistant Secretary

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